UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

MedTech Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Maple Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 391-1288

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant	MTACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MTAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	MTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 11, 2022, MedTech Acquisition Corporation, a Delaware corporation (“MTAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MTAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of MTAC (“Merger Sub”), and TriSalus Life Sciences, Inc., a Delaware corporation (“TriSalus”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into TriSalus (the “Merger”), with TriSalus surviving the Merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of MTAC (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). The Business Combination is subject to certain closing conditions as summarized below under “Conditions to Closing.” Upon consummation of the Business Combination, MTAC will be renamed “TriSalus Life Sciences, Inc.”

Merger Consideration

The aggregate consideration payable to the stockholders of TriSalus at the closing of the Business Combination (the “Closing”) is $220,000,000, payable solely in shares of MTAC common stock, par value $0.0001 per share (“Common Stock”), valued at $10.00 per share (the “Closing Merger Consideration”). Immediately prior to the Closing, the shares of Class A Common Stock of MTAC and the warrants to purchase shares of Class A Common Stock of MTAC issued to the public that comprise each issued and outstanding Unit shall be automatically separated, if not already separated prior to such time, and the holder thereof shall be deemed to hold one share of Class A Common Stock of MTAC and one-third of one warrant to purchase Class A Common Stock; provided that any fractional warrants issuable to a holder upon the separation of the Units will be rounded down to the nearest whole number of warrants. Following the separation of the Units but prior to the Closing, the Class B Common Stock of MTAC will automatically convert into Class A Common Stock, and pursuant to the proposed amended and restated certificate of incorporation of MTAC to be effective immediately prior to the effective time of the Merger, if approved by MTAC’s stockholders, Class A Common Stock and Class B Common Stock will be reclassified as Common Stock.

Immediately prior to the Closing, each share of TriSalus’s issued and outstanding preferred stock will automatically convert into shares of TriSalus common stock (the “Preferred Conversion”), and all in-the-money TriSalus warrants that would be exercised or otherwise exchanged in full in accordance with their terms by virtue of the occurrence of the Business Combination will be exercised for shares of TriSalus common stock, such that the holders thereof will receive Closing Merger Consideration as holders of TriSalus common stock. TriSalus warrants that are out-of-the-money will be cancelled for no consideration immediately prior to the Closing. At the time of the Business Combination, the outstanding options for shares of TriSalus common stock under TriSalus’s equity plan will be assumed by MTAC and converted into options to purchase Common Stock (the “Assumed Equity”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto, including, among other things, covenants with respect to the conduct of MTAC and TriSalus during the period between execution of the Merger Agreement and the Closing, including the parties’ agreement not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions. The representations, warranties and covenants made under the Merger Agreement will not survive the Closing; provided, however, that any covenants that are to be performed at or after the Closing shall survive until such covenant has been performed or satisfied pursuant to their terms. Each of MTAC and TriSalus have agreed to use their commercially reasonable efforts to cause the Merger to be consummated as soon as practicable.

Post-Closing Board of Directors

Prior to the Closing, the parties shall use all commercially reasonable efforts to designate and nominate to MTAC’s board of directors nine directors, which shall include seven (7) directors designated by TriSalus (with at least a majority of the authorized number of such directors to qualify as “independent directors” pursuant to Nasdaq listing standards) (the “TriSalus Directors”), and two (2) directors as non-executive directors designated solely by MTAC (the “MTAC Directors”). Following the Closing, the board of directors will be a classified board with three (3) classes of directors.

No Solicitation of Acquisition Proposals

Each party also agreed, during the period between the execution of the Merger Agreement and continuing until the earlier of its Closing or termination, not to solicit or enter into any alternative competing transactions.

Conditions to Closing

The Closing is subject to certain conditions, including, among others, that (i) the stockholders of TriSalus and the stockholders of MTAC approve the Business Combination, (ii) the Nasdaq Stock Market approves for listing the Common Stock to be issued in connection with the Business Combination, (iii) MTAC has at least $60,000,000 in Available Closing Acquiror Cash (as defined in the Merger Agreement), which amount includes any proceeds or committed amounts from private equity or debt sources, the remaining balance in MTAC’s trust account (after taking into account stockholder redemptions), minus the payment of up to $6,000,000 of MTAC’s transaction expenses (subject to potential increases as further described in the Merger Agreement) (such amount, the “MTAC Transaction Expenses Cap”), (iv) for the calendar year ending December 31, 2023, either (a) by legislation or application regulatory action, the Transitional Pass through Payment provision applicable to TriSalus’s TriNav™ Infusion System shall have been extended or a permanent reimbursement code shall have been assigned to the TriNav™ Infusion System as specified in the Merger Agreement or (b) use of existing reimbursement codes with respect to the TriNav™ Infusion System shall provide adequate profitability to TriSalus, and (v) MTAC has $5,000,001 or more in net tangible assets at the Closing.

Termination

The Merger Agreement may be terminated prior to the Closing under certain circumstances, including, among others, (i) by written consent of TriSalus and MTAC, (ii) by written notice from either MTAC or TriSalus, if (A) the Closing has not occurred on or before December 22, 2022, as such date may be extended by MTAC to match the extension of the last date for MTAC to consummate a business combination under its certificate of incorporation by seeking the necessary stockholder approval to file an amendment to MTAC’s certificate of incorporation in accordance with its terms, which date shall not be later than June 22, 2023 (the “Outside Date”), unless the terminating party’s failure to comply in any material respect with its obligations under the Merger Agreement shall have contributed to the failure of the Closing to have occurred on or prior to the Outside Date, (B) the consummation of the Business Combination is permanently enjoined, (C) MTAC does not obtain stockholder approval of the Business Combination at the special meeting at which such approval shall be voted upon, or (D) by March 31, 2023, MTAC shall not have obtained commitments for private financing of at least $40,000,000 in support of the Business Combination, (iii) by written notice from either MTAC or TriSalus, in the event that the other party breaches any of its representations, warranties, covenants or other agreements under the Merger Agreement that would result in the failure of the conditions to MTAC’s or TriSalus’s obligation to consummate the Business Combination and such breach has not been cured by the breaching party by 30 days after receiving notice of such breach, (iv) by TriSalus at any time prior to the approval of the Business Combination by MTAC’s public stockholders, if the board of directors of MTAC has made a change in recommendation to its stockholders regarding the Business Combination, and (v) by written notice to TriSalus from MTAC, if TriSalus does not obtain stockholder approval within 25 days after delivering an information statement regarding the Business Combination to its stockholders.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about MTAC, TriSalus or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MTAC’s public disclosures.

Amended and Restated Registration Rights Agreement

On the day of Closing, MTAC will enter into an amended and restated registration rights agreement (the “A&R RRA”) with MedTech Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain TriSalus stockholders (the “Requisite Stockholders,” and together with the Sponsor, collectively, the “Investors”), which, among other things, amends and restates the registration rights agreement entered into by and among MTAC and the Sponsor at the time of MTAC’s initial public offering. Pursuant to the terms of the A&R RRA, among other things, MTAC will be obligated to file, within 45 days of the Closing, a registration statement covering the shares of Common Stock issued or issuable to the Investors. The A&R RRA also provides the Investors with piggyback registration rights and demand registration rights. The A&R RRA provides that MTAC will pay certain expenses relating to such registration and indemnify the Investors against certain liabilities. The foregoing description of the A&R RRA does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R RRA, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Lock-up Agreement

In connection with the entry into the Merger Agreement, on November 11, 2022, the Requisite Stockholders entered into lock-up agreements (the “Lock-up Agreements”) with MTAC, pursuant to which the Requisite Stockholders will not transfer shares of Common Stock held by them prior to the earliest of (x) three hundred and sixty-five (365) days after the Closing, (y) the date on which the last sales price of Common Stock equals or exceeds $12.00 per share, subject to adjustment as provided therein, for any 20 trading days within any 30-consecutive-day trading period commencing at least 150 days after the Closing, and (z) the date following Closing on which MTAC consummates a liquidation, merger, tender offer, or similar transaction resulting in all MTAC stockholders having the right to exchange their shares of Common Stock for cash, securities, or other property. The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-up Agreements, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Sponsor Support Agreement

In connection with the entry into the Merger Agreement, on November 11, 2022, the Sponsor entered into a support agreement (the “Sponsor Support Agreement”) with MTAC and TriSalus, pursuant to which the Sponsor agreed, among other things, to vote or cause to be voted (or express consent or dissent in writing, as applicable) all its shares of MTAC Common Stock that are entitled to vote to approve and adopt the Merger Agreement and the Business Combination. The Sponsor also agreed (i) not to sell or transfer any of its shares of Common Stock or MTAC warrants prior to the Closing, except to affiliates of the Sponsor who execute a joinder to the Sponsor Support Agreement or by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination, (ii) to assume the transaction expenses of MTAC which exceed the MTAC Transaction Expenses Cap, (iii) to forfeit 2,187,500 shares of MTAC Common Stock (which represents 35% of the Sponsor’s shares of MTAC on the date hereof), and (iv) to subject 3,125,000 of its shares of Common Stock (which represents 50% of the Sponsor’s shares of MTAC on the date hereof) to certain vesting restrictions as set forth in the Sponsor Support Agreement (it being understood that the undertakings in the foregoing clauses (iii) and (iv) shall be null and void in the event that the Sponsor Support Agreement or Merger Agreement is terminated). The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Stockholder Support Agreements

In connection with the entry into the Merger Agreement, on November 11, 2022, MTAC, TriSalus, and the Requisite Stockholders executed and delivered support agreements (the “Stockholder Support Agreements”), pursuant to which each Requisite Stockholder agreed to, among other things, (i) consent to, and vote to approve and adopt, the Merger Agreement and the Business Combination, (ii) waive any dissenters’ or approval rights under applicable law in connection with the Business Combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholder’s TriSalus shares prior to the Closing. The foregoing description of the Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholder Support Agreements, a copy of which is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Amendment to Underwriting Agreement

In connection with the entry into the Merger Agreement, on November 11, 2022, MTAC and Raymond James & Associates, Inc. (“Raymond James”) amended that certain Underwriting Agreement, dated December 17, 2020 (such amendment, the “Amendment to the Underwriting Agreement”), pursuant to which, in the event that the Business Combination with TriSalus is consummated, Raymond James agreed to waive its right to the deferred underwriting fees and commissions that would have otherwise been payable upon the consummation of the Business Combination. The foregoing description of the Amendment to the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment to the Underwriting Agreement, a copy of which is attached as Exhibit 10.5 hereto and is incorporated by reference herein.

Non-Binding Term Sheet

In connection with the entry into the Merger Agreement, on November 11, 2022, MTAC, TriSalus and Magnetar Capital LLC (the “Investor”) entered into a non-binding term sheet providing for the sale and issuance of up to $50,000,000 of 8.0% senior secured convertible notes (the “Convertible Notes”) by MTAC concurrent with the closing of the Business Combination. The term sheet, which grants the Investor the exclusive right to negotiate the foregoing proposed debt financing, provides for MTAC to issue $25,000,000 or $50,000,000 of such Convertible Notes at the Closing, and grants the Investor the option to purchase the same principal amount of purchased Convertible Notes during the two-year period following the Closing (resulting in the potential issuance of up to $100,000,000 of such Convertible Notes). The Convertible Notes would have a three-year maturity, and would be convertible into shares of MTAC Common Stock at an initial conversion price of $10.00 per share, with conversion price resets and certain anti-dilution rights, with the conversion feature subject to certain ownership limitations. Other than exclusivity and certain expense reimbursement and indemnity obligations of MTAC and TriSalus, the term sheet is non-binding on each of the parties thereto, and the parties’ obligations to consummate the transactions contemplated therein are subject in all respects to the completion of the Investor’s due diligence process, the negotiation and execution of definitive transaction documents to the Investor’s satisfaction, and the satisfaction of certain other conditions (including, but not limited to, TriSalus obtaining or securing certain temporary or permanent reimbursement codes for its TriNav Infusion System by January 31, 2023). The foregoing description of the term sheet does not purport to be complete and is qualified in its entirety by the terms and conditions of the term sheet, a copy of which is attached as Exhibit 10.6 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 14, 2022, MTAC and TriSalus issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished hereto as Exhibit 99.1.

Also, furnished as Exhibit 99.2 hereto and incorporated herein by reference is an investor presentation that may be used from time to time by MTAC and TriSalus in connection with the Business Combination.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of MTAC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Changes and Additional Information in Connection with SEC Filing

MTAC intends to file a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement/prospectus of MTAC, that will be both the proxy statement to be distributed to holders of MTAC’s Common Stock in connection with its solicitation of proxies for the vote by MTAC’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the Business Combination and the other matters to be voted upon at a meeting of MTAC’s stockholders to be held to approve the Business Combination and other matters (the “Special Meeting”). MTAC may also file other documents with the SEC regarding the Business Combination. MTAC stockholders and other interested persons are advised to read, when available, the Registration Statement, including the proxy statement/prospectus contained therein, as well as any amendments or supplements thereto, because they will contain important information about the Business Combination. When available, the definitive proxy statement /prospectus will be mailed to MTAC stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting.

The financial information and data contained in this Current Report on Form 8-K is unaudited and does not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement to be filed by MTAC with the SEC, and such differences may be material. In particular, all TriSalus financial information included herein is preliminary and subject to risks and uncertainties. Any variation between TriSalus’s actual results and the financial information included herein may be material.

Participation in Solicitation

MTAC and TriSalus and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of MTAC’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of MTAC’s directors and officers in MTAC’s filings with the SEC, including MTAC’s registration statement on Form S-1, which was originally filed with the SEC on November 30, 2020, as amended, and MTAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022 (the “2021 Form 10-K”). To the extent that holdings of MTAC’s securities have changed from the amounts reported in MTAC’s 2021 Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from MTAC’s stockholders in connection with the Business Combination will be set forth in the proxy statement/prospectus forming a part of the Registration Statement. Investors and security holders of MTAC and TriSalus are urged to carefully read in their entirety the proxy statement/prospectus and other relevant documents that will be filed with the SEC, when they become available, because they will contain important information about the Business Combination.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about MTAC and TriSalus through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by MTAC can be obtained free of charge by directing a written request to MedTech Acquisition Corporation at 48 Maple Avenue, Greenwich, CT 06830.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING THEREOF OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the United States federal securities laws regarding MTAC’s or TriSalus’s expectations, hopes, beliefs, assumptions, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size and growth potential of the markets for TriSalus’s products and TriSalus’s ability to serve those markets, (ii) the degree of market acceptance and adoption of TriSalus’s products, (iii) TriSalus’s ability to compete with other companies, (iv) expectations for topline data and regulatory approval, (v) the implied upside and implied valuation of TriSalus, (vi) TriSalus's value and projected financial results, and (vii) the potential results and benefits of the Business Combination, the amount of cash to be delivered at closing from MTAC’s trust account and any additional financing in connection with the Business Combination, and stockholder value. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “will” and similar expressions or the negative or other variations of such statements. These statements are predictions, projections and other statements about future events that are based on various assumptions, whether or not identified in this Current Report on Form 8-K and on the current expectations of MTAC’s and TriSalus’s respective managements and are not predictions of actual performance and, as a result, are subject to risks and uncertainties.

Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of MTAC’s securities; (ii) the risk that the Business Combination may not be completed by MTAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of MTAC, the satisfaction of the minimum cash amount following any redemptions by MTAC’s public stockholders, and the receipt of certain governmental and regulatory approvals, including reimbursement approval; (iv) the lack of a third-party valuation in determining whether or not to pursue the Business Combination; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the Business Combination, (vii) the effect of the announcement or pendency of the Business Combination on TriSalus’s business relationships, operating results and business generally; (viii) risks that the Business Combination disrupts current plans and operations of TriSalus; (ix) the outcome of any legal proceedings that may be instituted against TriSalus or MTAC related to the Merger Agreement or the Business Combination; (x) the ability to maintain the listing of MTAC’s securities on the Nasdaq; (xi) changes in business, market, financial, political and legal conditions; (xii) unfavorable changes in the reimbursement environment for TriSalus’s products; (xiii) TriSalus’s product candidates not achieving success in preclinical or clinical trials or not being able to obtain regulatory approval, either on a timely basis or at all or subject to any conditions that negatively impact TriSalus’s ability to commercialize the applicable product candidates; (xiv) TriSalus being unable to continue to grow TriNav sales; (xv) the size of the addressable markets for TriNav and TriSalus’s product candidates, if successfully developed and approved by the applicable regulatory authorities, being less than TriSalus estimates; (xvi) TriSalus’s ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities; (xvii) TriSalus’s ability to continue to fund preclinical and clinical trials for its product candidates; (xviii) TriSalus’s ability to partner with other companies; (xix) future economic and market conditions; the development, effects and enforcement of laws and regulations affecting TriSalus's business or industry; (xx) TriSalus’s ability to manage future growth; (xxi) TriSalus’s ability to maintain and grow its market share; (xxii) the effects of competition on TriSalus’s business; (xxiii) the ability of MTAC or the combined company to raise additional financing in connection with the Business Combination or to finance its operations in the future; (xxiv) the ability to implement business plans, forecasts and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; (xxv) costs related to the Business Combination; and (xxvi) the failure to realize the anticipated benefits of the Business Combination or to realize estimated pro forma results and the underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exclusive.

You should carefully consider the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of MTAC’s 2021 Form 10-K, the preliminary proxy statement/prospectus on Form S-4 relating to the Business Combination, which is expected to be filed by MTAC with the SEC and other documents filed by MTAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of MTAC, TriSalus, or any of their respective representatives assume any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of MTAC, TriSalus, or any of their respective representatives gives any assurance that either MTAC or TriSalus will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Agreement and Plan or Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.
10.1	Form of Amended and Restated Registration Rights Agreement, by and among TriSalus Life Sciences, Inc., MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.
10.2	Form of Lock-up Agreement, by and among certain stockholders of TriSalus Life Sciences, Inc. and MedTech Acquisition Corporation.
10.3†	Sponsor Support Agreement, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc., and MedTech Acquisition Sponsor LLC.
10.4	Form of Stockholder Support Agreement, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc. and certain stockholders of TriSalus Life Sciences, Inc.
10.5	Amendment to Underwriting Agreement, dated as of November 11, 2022, by and between MedTech Acquisition Corporation and Raymond James & Associates, Inc.
10.6	Term Sheet, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc. and Magnetar Capital LLC
99.1	Press Release, dated November 14, 2022.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that MTAC may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedTech Acquisition Corporation

Dated: November 14, 2022	By:	/s/ Christopher C. Dewey
		Name:	Christopher C. Dewey
		Title:	Chief Executive Officer